Exhibit 99.1

                                                                  CONFORMED COPY

                               PURCHASE AGREEMENT

                                  by and among

                         HARTFORD FIRE INSURANCE COMPANY

                                       and

                             HARTRE COMPANY, L.L.C.

                          (collectively, the "Sellers")

                                       AND

                  ENDURANCE REINSURANCE CORPORATION OF AMERICA

                                (the "Purchaser")

                            Dated as of May 15, 2003

                                TABLE OF CONTENTS

                                                                                                       Page
ARTICLE I             DEFINITIONS ..................................................................      1

         Section 1.1       Definitions .............................................................      1
         Section 1.2       Other Defined Terms .....................................................      5
         Section 1.3       Interpretation ..........................................................      6

ARTICLE II            SALE AND PURCHASE OF TRANSFERRED ASSETS ......................................      7

         Section 2.1       Sale and Purchase of Transferred Assets .................................      7
         Section 2.2       Closing .................................................................      7
         Section 2.3       Retrocession Agreement ..................................................      7
         Section 2.4       Payment of the Net Cash Transfer Amount .................................      7
         Section 2.5       Consideration ...........................................................      7
         Section 2.6       Claims Handling Agreement ...............................................      8
         Section 2.7       Seller Retained Liabilities .............................................      8
         Section 2.8       Transfer Taxes ..........................................................      8
         Section 2.9       Savings Clause Adjustment ...............................................      9

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE SELLERS ................................      9

         Section 3.1       Organization and Good Standing ..........................................      9
         Section 3.2       Authorization of Agreement ..............................................      9
         Section 3.3       Governmental Authorization ..............................................     10
         Section 3.4       Conflicts ...............................................................     10
         Section 3.5       Absence of Certain Changes ..............................................     10
         Section 3.6       Litigation ..............................................................     11
         Section 3.7       Compliance with Laws ....................................................     11
         Section 3.8       Properties and Assets ...................................................     11
         Section 3.9       Regulatory Filings ......................................................     11
         Section 3.10      Employee and Benefit Plan Matters .......................................     12
         Section 3.11      Reinsured Contracts .....................................................     12
         Section 3.12      Books and Records .......................................................     13
         Section 3.13      Certain Fees ............................................................     13
         Section 3.14      Solvency; Adequate Capitalization; Ability to Pay Debts .................     13
         Section 3.15      Financial Information ...................................................     13
         Section 3.16      Disclosure ..............................................................     13
         Section 3.17      Third Party Reinsurance Contract ........................................     14
         Section 3.18      No Other Representations or Warranties ..................................     14

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF THE PURCHASER ..............................     14

         Section 4.1       Organization and Good Standing ..........................................     14
         Section 4.2       Authorization of Agreement ..............................................     14
         Section 4.3       Governmental Authorization ..............................................     14

         Section 4.4       Conflicts ...............................................................     14
         Section 4.5       Litigation ..............................................................     15
         Section 4.6       Certain Fees ............................................................     15
         Section 4.7       Solvency; Adequate Capitalization; Ability to Pay Debts .................     15
         Section 4.8       Financial Ability .......................................................     15
         Section 4.9       Data Room ...............................................................     15
         Section 4.10      No Other Representations or Warranties ..................................     15
         Section 4.11      No Guaranteed Renewals ..................................................     15
         Section 4.12      Special Termination Acknowledgement .....................................     16

ARTICLE V             COVENANTS OF THE SELLERS .....................................................     16

         Section 5.1       Noncompetition; Nonsolicitation .........................................     16
         Section 5.2       Employee Confidentiality ................................................     19
         Section 5.3       Public Announcements ....................................................     19
         Section 5.4       Renewal Rights ..........................................................     19
         Section 5.5       Exclusivity .............................................................     20
         Section 5.6       Notices of Certain Events ...............................................     20
         Section 5.7       Execution of Documents ..................................................     20
         Section 5.8       USAIG Aviation Pool .....................................................     20
         Section 5.9       Books and Records .......................................................     21
         Section 5.10      Cooperation .............................................................     21

ARTICLE VI            COVENANTS OF THE PURCHASER ...................................................     21

         Section 6.1       Public Announcements ....................................................     21
         Section 6.2       Cooperation .............................................................     21
         Section 6.3       Access to Books and Records .............................................     22

ARTICLE VII           MUTUAL COVENANTS OF THE PURCHASER AND THE SELLERS ............................     22

         Section 7.1       Employees ...............................................................     22
         Section 7.2       Confidentiality .........................................................     22
         Section 7.3       Occupancy Arrangements ..................................................     23

ARTICLE VIII          CLOSING DELIVERIES ...........................................................     23

         Section 8.1       Deliveries by the Sellers to the Purchaser ..............................     23
         Section 8.2       Deliveries by the Purchaser to the Sellers ..............................     24

ARTICLE IX            SURVIVAL; INDEMNIFICATION ....................................................     24

         Section 9.1       Survival ................................................................     24
         Section 9.2       Indemnification .........................................................     24
         Section 9.3       Procedures for Third Party Claims .......................................     26
         Section 9.4       Procedures for Direct Claims ............................................     27
         Section 9.5       Exclusive Remedy ........................................................     27

ARTICLE X             MISCELLANEOUS PROVISIONS .....................................................     28

         Section 10.1      Entire Agreement ........................................................     28
         Section 10.2      Governing Law ...........................................................     28
         Section 10.3      Specific Performance ....................................................     28
         Section 10.4      Expenses ................................................................     28
         Section 10.5      Offset ..................................................................     28
         Section 10.6      Jurisdiction ............................................................     28
         Section 10.7      Notices .................................................................     29
         Section 10.8      Severability and Validity ...............................................     30
         Section 10.9      Assignment ..............................................................     30
         Section 10.10     Amendments ..............................................................     31
         Section 10.11     Counterparts ............................................................     31
         Section 10.12     Tax Treatment ...........................................................     31
         Section 10.13     Further Assurances ......................................................     31

                                INDEX OF EXHIBITS

Exhibit A - Quota Share Retrocession Agreement

Exhibit B - Bill of Sale and Assignment Agreement

Exhibit C - Claims Handling Agreement

                               INDEX OF SCHEDULES

Schedule 1.1(a)      Seller Individuals

Schedule 1.1(b)      Purchaser Individuals

Schedule 1.1(c)      Reinsured Contracts

Schedule 1.1(d)      Overlap Contracts

Schedule 1.1(e)      Specified Third Party Reinsurance Contract

Schedule 3.5         Absence of Certain Changes

Schedule 3.9(b)      Required Permits

Schedule 3.10        Employment Contracts

Schedule 3.11(b)     Reinsured Contract Disputes

Schedule 3.15        Seller Financial Information

Schedule 7.1         Transferred Employees

Schedule 7.3         Occupancy Terms


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

                               PURCHASE AGREEMENT

      This PURCHASE AGREEMENT, dated as of May 15, 2003, is entered into by and among Hartford Fire Insurance Company, a company organized under the laws of the State of Connecticut (together with its successors and permitted assigns, the "Seller Insurer Party"), HartRe Company, L.L.C. (together with its successors and permitted assigns, "HartRe LLC"), a Connecticut limited liability company (and together with the Seller Insurer Party, the "Sellers") and Endurance Reinsurance Corporation of America, a company organized under the laws of the State of New York (together with its successors and permitted assigns, the "Purchaser").

                                    RECITALS:

      WHEREAS, the Purchaser desires to acquire from the Sellers and the Sellers desire to sell to the Purchaser the exclusive right to renew certain contracts constituting the Business (as defined herein); and

      WHEREAS, in connection therewith, (i) the Sellers desire to transfer to the Purchaser and the Purchaser desires to acquire from the Sellers, certain assets relating to the Business, (ii) the Purchaser and/or its Affiliates desire to hire the Sellers' employees set forth on Schedule 7.1 and (iii) the Seller Insurer Party and the Purchaser desire to enter into the Retrocession Agreement, the Bill of Sale and Assignment Agreement and the Claims Handling Agreement, attached hereto as Exhibits A, B and C, respectively.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements set forth herein and in the Related Documents (as defined herein), the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

      Section 1.1 Definitions. The following terms, when used in this Agreement, shall have the meanings set forth in this Section 1.1. The terms defined below shall be deemed to refer to the singular or plural, as the context requires.

      An "Affiliate" of any Person shall mean another Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

      "Agreement" shall mean this Purchase Agreement, together with the exhibits and the disclosure schedules hereto.

      "Applicable Law" shall mean any applicable order, law, statute, regulation, rule, ordinance, writ, injunction, directive, judgment, decree, principle of common law, constitution or treaty enacted, promulgated, issued, enforced or entered by any Governmental Body applicable to the parties hereto, or any of their respective businesses, properties or assets, as may be amended from time to time.

      "Applicable Renewal Percentage" shall mean the applicable percentage with respect to each Reinsured Contract set forth under the column denoted "HartRe Renewal Comm." in Schedule 1.1(c).

      "Bill of Sale and Assignment Agreement" shall mean the Bill of Sale and Assignment Agreement in the form attached hereto as Exhibit B.

      "Books and Records" shall mean the copies of all contracts, cover notes, slips, instruments, filings, customer lists and data (including data relating to renewals by the Reinsureds and contract expirations and information concerning Reinsureds' identities, Reinsureds' performance, marketing and rating methodology, models and all underwriting, actuarial and claims files related to the Reinsured Contracts), lists of all Producers, administrative and pricing manuals, records (including claim records, sales records and underwriting records, and print-outs of all electronic mail to and from all underwriting and claims personnel) and other materials relating to the Reinsured Contracts, in each such case, only to the extent in the possession of the Sellers, their Affiliates or any of their respective representatives, whether stored or otherwise available or retrievable in hardcopy form or on magnetic, optical or other media; provided, however, that the Books and Records shall not include any electronic mail other than electronic mail that the Sellers are able to produce without searching, accessing or retrieving electronic mail from back-up tapes at the time of the delivery of the Books and Records to the Purchaser in accordance with Section 5.9; and provided further, however, that material in which the Sellers do not have sufficient proprietary right to or proprietary interest in that is in the possession of non-affiliated third parties shall not be deemed Books or Records.

      "Business" shall mean the Reinsured Contracts and all of the Sellers' right, title and interest in the expiration and renewals of the Reinsured Contracts.

      "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the State of Connecticut or in the State of New York in the United States of America are authorized or required by law to be closed.

      "Claims Handling Agreement" shall mean the Claims Handling Agreement in the form attached hereto as Exhibit C.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "ESIL" shall mean Endurance Specialty Insurance Ltd., a company organized under the laws of Bermuda.

      "Excluded Liabilities" shall have the meaning assigned to such term in the Retrocession Agreement.

      "Governmental Body" shall mean any court or governmental or regulatory agency or entity, domestic or foreign.

      "Knowledge" or "knowledge" shall mean, (i) with respect to the Sellers, the actual knowledge of any person listed on Schedule 1.1(a) and (ii) with respect to the Purchaser, the actual knowledge of any person listed on Schedule 1.1(b).

      "Legal Proceeding" shall mean any action, suit, proceeding or arbitration.

      "Lien" shall mean any mortgage, lien, security interest, pledge or other charge or encumbrance of any kind.

      "Material Adverse Effect" shall mean:

      (i) with respect to a Seller, any change, effect, event, condition or development, occurrence or state of facts that has a material adverse effect on the Business or the ability of such Seller to perform its obligations under this Agreement; provided, however, that any such change, effect, event, condition or development, occurrence or state of facts resulting from or arising in connection with (a) this Agreement or the transactions contemplated hereby or the public announcement thereof, (b) any public announcement with respect to the Sellers' decision to exit the property and casualty assumed reinsurance business, (c) changes generally affecting the insurance or reinsurance industry,
(d) changes in economic or market conditions generally, (e) changes in laws, regulations or accounting principles of general applicability or (f) changes resulting from actions or omissions of a party hereto taken with the prior written consent of the other parties in contemplation of this Agreement or the transactions contemplated by this Agreement shall not constitute a Material Adverse Effect for purposes of this Agreement, and

      (ii) with respect to the Purchaser, any change, effect, event, condition or development, occurrence or state of facts that has a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement; provided, however, that any such change, effect, event, condition or development, occurrence or state of facts resulting from or arising in connection with (a) this Agreement or the transactions contemplated hereby or the public announcement thereof, (b) changes generally affecting the insurance or reinsurance industry, (c) changes in economic or market conditions generally,
(d) changes in laws, regulations or accounting principles of general applicability or (e) changes resulting from actions or omissions of a party hereto taken with the prior written consent of the other parties in contemplation of this Agreement or the transactions contemplated by this Agreement shall not constitute a Material Adverse Effect for purposes of this Agreement.

      "Net Cash Transfer Amount" shall mean the "Net Cash Transfer Amount" under and as defined in the Retrocession Agreement.

      "Permit" shall mean any approval, authorization, consent, registration, franchise, license, permit or certificate by any Governmental Body.

      "Person" shall mean any individual, company, corporation, estate, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other entity.


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

      "Preliminary Cash Settlement Statement" shall have the meaning set forth in the Retrocession Agreement.

      "Producers" shall mean any reinsurance intermediary, producer, broker or sales representative of the Sellers involved in the placement or marketing of the Reinsured Contracts.

      "Profit Sharing Commission" shall mean the "Profit Sharing Commission" under and as defined in the Retrocession Agreement.

      "Reinsured" shall mean each named reinsured who is a party to a Reinsured Contract.

      "Reinsured Contracts" shall mean the contracts as set forth on Schedule 1.1(c) attached hereto. For the avoidance of doubt, the Reinsured Contracts only include contracts listed on Schedule 1.1(c).

      "Reinsured Liabilities" shall mean all "Reinsured Liabilities" under and as defined in the Retrocession Agreement.

      "Related Documents" shall mean (i) the Retrocession Agreement, (ii) the Bill of Sale and Assignment Agreement and (iii) the Claims Handling Agreement, as well as any other agreement, document, instrument or certificate contemplated by this Agreement to be executed in connection with the consummation of the Sale Transaction contemplated hereby.

      "Renewal Contracts" shall mean all contracts, treaties, certificates, binders, slips, covers and other agreements of reinsurance (including all ancillary agreements in connection therewith) that are entered into or provide coverage (whether (i) by the Purchaser, (ii) by the Purchaser's Affiliates,
(iii) by any other Person that has acquired from the Purchaser its right, title or interest in or to any Reinsured Contract or to renew any such Reinsured Contract or (iv) by the Seller Insurer Party or any of its Affiliates pursuant to the fronting arrangements set forth in the Retrocession Agreement) at any time during the Renewal Period to any Reinsured for coverage of substantially the same subject business as covered under a Reinsured Contract, regardless of whether the Reinsured Contract was proportional or excess of loss (or if there is a change in the layers of coverage). For the avoidance of doubt, (i) all coverage issued through the USAIG pool shall constitute Renewal Contracts and
(ii) Renewal Contracts shall not include any contract of reinsurance entered into by the Purchaser with respect to a different line or type of business from those covered by a Reinsured Contract.

      "Renewal Period" shall mean the period commencing on the Closing Date and ending on the second anniversary of the Closing Date.

      "Renewal Premium Amount" shall mean: (i) with respect to the FM Global Reinsured Contract identified on Schedule 1.1(d), an amount equal to the amount by which the gross premium amount received for coverage under any Renewal Contract with respect thereto exceeds the gross premium amount received by ESIL in respect of its existing participation in such FM Global Reinsured Contract (not including as a result of entering into the Retrocession Agreement), (ii) as to any Renewal Contract with respect to any other Reinsured Contract which is part of a program under which both the Purchaser or ESIL and the Seller Insurer Party are reinsurers, as identified on Schedule 1.1(d), an amount equal to the product of (a) the gross premium received for coverage under such Renewal Contract and (b) the quotient of (x) the gross premium amount received by the Seller Insurer Party in respect of such program for the program period preceding the Renewal Contract and (y) the sum of the gross premium amount received by such Seller Insurer Party in respect of such program for the program period preceding the Renewal Contract and the gross premium amount received by the Purchasers or ESIL in respect of such program for the program period preceding the Renewal Contract (not including as a result of entering into the Retrocession Agreement); (iii) with respect to the USAIG pool, the members' net premium as reported by the USAIG pool; and (iv) with respect to any other Renewal Contract, 100% of the gross premium amount received for coverage thereunder, in each case, net of any return or cancellation premiums and, with respect to Ohio Schools Council business only, any reinsurance premium paid to the reinsurer under the Specified Third Party Reinsurance Contract.

      "Renewal Rights" shall mean the Sellers' rights to (i) renew the Reinsured Contracts upon the expiration or cancellation thereof (subject to the Purchaser's and its Affiliates' underwriting and pricing guidelines, the terms and conditions of their reinsurance contract forms, and their other requirements), (ii) solicit renewals of and replacement coverages for the Reinsured Contracts and (iii) replicate and use the products and contract forms used in the Business.

      "Retrocession Agreement" shall mean the Quota Share Retrocession Agreement attached hereto as Exhibit A.

      "Specified Third Party Reinsurance Contract" means the reinsurance agreement listed on Schedule 1.1(e).

      "Tax" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, any net income tax or franchise tax based on net income, any alternative or add-on minimum taxes, any gross income, gross receipts, premium, retaliatory, sales, use, ad valorem, value added, transfer, profits, license, payroll, employment, withholding, excise, severance, stamp, occupation, property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment, together with any interest credit or charge, penalty, addition to tax or additional amount imposed by the Internal Revenue Service or any other Governmental Body responsible for the administration of any Tax.

      "Transferred Assets" shall mean all of the Sellers' right, title and interest in (i) the Renewal Rights relating to the Reinsured Contracts; and (ii) the Books and Records.

      Section 1.2 Other Defined Terms. The following terms shall have the respective meanings set forth in the sections indicated below:

Term                                                    Section
----                                                    -------
Closing                                                 2.2
Closing Date                                            2.2
Confidential Information                                7.2(a)
Controlled Affiliate                                    5.1(a)
Damages                                                 9.2(a)
Endurance Holdings                                      7.2(b)


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

Term                                                    Section
----                                                    -------
GAAP                                                    3.15
HIG                                                     5.1(a)
Indemnified Party                                       9.3(a)
Indemnifying Party                                      9.3(a)
Initial Advance Renewal Payment                         2.5(b)
New York Court                                          10.6
Purchase Price                                          2.5(c)
Purchaser                                               Preamble
Release Date                                            5.1(c)
Renewal Commissions                                     2.5(d)
Restricted Business                                     5.1(a)
Restricted Period                                       5.1(a)
Restricted Persons                                      5.1(a)
Sale Transaction                                        3.2
Second Advance Renewal Payment                          2.5(d)
Sellers                                                 Preamble
Seller Insurer Party                                    Preamble
Seller Retained Liabilities                             2.8
Strategic Transaction                                   5.1(b)
Subsidiary                                              5.1(a)
Third Party Claims                                      9.3(a)
Transferred Employee                                    5.1(d)
USAIG                                                   5.9

      Section 1.3 Interpretation. (a) When a reference is made in this Agreement to an Article, Section, Exhibit, or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The Article and Section headings and table of contents contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes. References to a Person are also to its permitted successors and assigns. The references in Section 2.5(d) and Section 9.2(c) to an amount or property "received" or "recovered" from a Person not a party to this Agreement shall include constructive, as well as actual, receipt or recovery of such amount or property where an amount due the recipient has been set-off against an amount due or claimed to be due from such recipient.

      (a) The parties have participated jointly in the negotiation and drafting of this Agreement; consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                                   ARTICLE II

                     SALE AND PURCHASE OF TRANSFERRED ASSETS

      Section 2.1 Sale and Purchase of Transferred Assets. At the Closing, the Sellers shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase, acquire, accept and take assignment and delivery of, from the Sellers, all of the Transferred Assets. The sale, assignment and transfer of the Transferred Assets shall be effected by the Bill of Sale and Assignment Agreement, attached hereto as Exhibit B.

      Section 2.2 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on the date of the execution of this Agreement (the "Closing Date").

      Section 2.3 Retrocession Agreement. Concurrently with the execution and delivery of this Agreement, the Seller Insurer Party and the Purchaser shall execute and deliver the Retrocession Agreement attached hereto as Exhibit A.

      Section 2.4 Payment of the Net Cash Transfer Amount. The Net Cash Transfer Amount reflected on the Preliminary Cash Settlement Statement attached to the Retrocession Agreement will be transferred, within 3 Business Days after the Closing Date, by the Seller Insurer Party and shall be deposited into the Trust Account established under the Retrocession Agreement by wire transfer of immediately available funds.

      Section 2.5 Consideration.

      (a) The aggregate consideration paid by the Purchaser under this Agreement shall be the Renewal Commissions.

      (b) The Purchaser shall pay the Seller Insurer Party $10,000,000 as an advance, nonrefundable payment of Renewal Commissions due to the Seller Insurer Party (the "Initial Advance Renewal Payment"). The foregoing amount shall be reflected on the Preliminary Cash Settlement Statement and paid in accordance with Section 2.4. The remaining amount of the Renewal Commissions shall be paid in accordance with Section 2.5(d).

      (c) The amounts required to be paid under the Retrocession Agreement within 3 Business Days after the Closing Date together with the Renewal Commissions (collectively, the

"Purchase Price") shall be reflected on the Preliminary Cash Settlement Statement and paid in accordance with Section 2.4.

      (d) (i) As additional consideration for the transactions contemplated by this Agreement and the Related Documents, the Purchaser shall pay to the Seller Insurer Party an aggregate amount equal to the Applicable Renewal Percentage of the Renewal Premium Amount (the "Renewal Commission").

            (i) The Purchaser and the Seller Insurer Party agree that in the event that the aggregate amount of Renewal Commissions to be paid by the Purchaser to the Seller Insurer Party on Renewal Contracts written during the first one year period after the date of the Closing exceeds $10,000,000, such excess Renewal Commission shall be paid by the Purchaser to the Seller Insurer Party on a monthly basis within 10 days after the end of each calendar month beginning with the calendar month during which the aggregate Renewal Commissions exceed $10,000,000.

            (ii) On the one year anniversary of the Closing, the Purchaser shall pay to the Seller Insurer Party $5,000,000 as a second advance, nonrefundable payment of any Renewal Commissions due to the Seller Insurer Party (the "Second Advance Renewal Payment"). In the event that the aggregate amount of Renewal Commissions to be paid by the Purchaser to the Seller Insurer Party on Renewal Contracts written during the second one-year period after the date of the Closing exceeds $5,000,000, such excess Renewal Commission shall be paid by the Purchaser to the Seller Insurer Party on a monthly basis within 10 days after the end of each calendar month beginning with the calendar month during which the aggregate Renewal Commissions exceed $5,000,000.

            (iii) The aggregate sum of the Initial Advance Renewal Payment and the Second Advance Renewal Payment made by the Purchaser to the Seller Insurer Party is a minimum Renewal Commission and is not subject to repayment by the Seller Insurer Party for any reason.

      Section 2.6 Claims Handling Agreement. Concurrently with the execution and delivery of this Agreement, the Seller Insurer Party and the Purchaser shall execute and deliver the Claims Handling Agreement attached hereto as Exhibit C.

      Section 2.7 Seller Retained Liabilities. The parties hereby agree that, notwithstanding any other provision in this Agreement or the Related Documents to the contrary, all liabilities (including the Excluded Liabilities) of the Sellers (other than the Reinsured Liabilities and those liabilities expressly assumed by the Purchaser under this Agreement and the Related Documents) shall remain with the Sellers and are the sole responsibility of the Sellers (the "Seller Retained Liabilities").

      Section 2.8 Transfer Taxes. Any Tax specifically imposed on the transfer, sale or recording of the Transferred Assets shall be borne equally between the Purchaser and the Sellers; provided, however, each party seeking payment pursuant to this Section 2.8 must receive written approval from the other party before paying the Tax. Written approval will not be unreasonably withheld by the Purchaser or the Sellers if the party seeking payment under this Section 2.8


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

provides the other party with sufficient proof that such payment relates to this Agreement and provides the other party with an opportunity to defend the imposition of any such Tax. Notwithstanding the foregoing, the Purchaser is solely responsible for the United States foreign insurers excise tax pursuant to
Section 4371 of the Code pursuant to Section 10.12.

      Section 2.9 Savings Clause Adjustment. In addition, the Purchaser hereby agrees to pay as an adjustment to the aggregate consideration to be paid to the Seller Insurer Party under this Agreement the amount that the Seller Insurer Party would have been entitled to receive under the Retrocession Agreement but for the effect of the "Savings Clause" (Section 2.1.(b)) of the Retrocession Agreement. The adjustment contained in the prior sentence is not subject to the indemnification limitations set forth in Section 9.2(b) and any amount due to the Seller Insurer Party under this Section 2.9 shall be immediately payable by the Purchaser to the Seller Insurer Party.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

      The Sellers hereby jointly and severally represent and warrant to the Purchaser as of the time of Closing as follows:

      Section 3.1 Organization and Good Standing. Each Seller (i) is an organization duly organized, validly existing and in good standing under the laws of its state of organization, (ii) has all requisite corporate or limited liability company power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, (iii) has all material governmental licenses, authorizations, Permits, consents and approvals required to carry on its business as now conducted, and (iv) is duly qualified to do business as a foreign organization and is in good standing in each jurisdiction where such qualification is necessary, or is duly licensed to do business and is in good standing in each jurisdiction where such licensing is necessary, as the case may be, except, in the case of each of clauses (ii) through (iv), as would not individually or in the aggregate have a Material Adverse Effect. The Sellers have heretofore delivered or made available to the Purchaser true and complete copies of their certified charters and by-laws as in effect on the date hereof. Neither Seller is in violation of any of the provisions of its charter or by-laws with respect to the conduct of the Business.

      Section 3.2 Authorization of Agreement. Each Seller has the requisite corporate or limited liability company power and authority to execute and deliver this Agreement and each Related Document to which it is a party (the transactions contemplated by this Agreement and the Related Documents being hereinafter referred to, collectively, as the "Sale Transaction") and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by each Seller of this Agreement and of each Related Document to which such Seller is a party has been duly authorized by all necessary corporate action on the part of such Seller. This Agreement and each of the Related Documents to which a Seller is a party has been duly executed and delivered by such Seller and this Agreement and each of the Related Documents to which such Seller is a party constitutes valid and legally binding obligations of such Seller signatory thereto, enforceable against such Seller in accordance with their terms.

      Section 3.3 Governmental Authorization. The execution, delivery and performance by each Seller of this Agreement and the Related Documents to which it is a party requires no action by, or filing with, any Governmental Body on the part of such Seller or any Affiliate thereof.

      Section 3.4 Conflicts. The execution, delivery and performance by each Seller of this Agreement and of the Related Documents to which it is a party and the consummation of the Sale Transaction will not (i) conflict with or violate any provision of the organizational documents or by-laws of such Seller, (ii) conflict with, violate, result in the breach or termination of, or (after the giving of notice or the lapse of time or both) constitute a default or give rise to any right of termination or acceleration or right to increase the obligations or otherwise modify the terms under any Reinsured Contract, or Permit to which such Seller is a party or by which it or any of its properties or assets is bound or subject, (iii) create or impose any Lien upon any of the Transferred Assets, or (iv) constitute a violation of any Applicable Law, except in the cases of (ii), (iii) or (iv) for any conflict, violation, breach, default, termination, acceleration, right, modification or Lien which would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect and except that certain Reinsured Contracts are, pursuant to their terms, terminable at the election of the Reinsureds as a result of (x) the transactions contemplated by this Agreement and the Related Documents or (y) the Sellers ceasing to underwrite reinsurance.

      Section 3.5 Absence of Certain Changes. (a) Except as disclosed in
Schedule 3.5, the Business has been conducted since December 31, 2002 in the ordinary course of business consistent in all material respects with past practices (including with regard to underwriting, pricing, actuarial and claims policies, practices and standards generally) and (b) to the extent relating to the Business, except as disclosed in Schedule 3.5, since December 31, 2002 there has not been:

            (i) any event, claim, occurrence, development or state of circumstances or facts which has had or would reasonably be expected to have a Material Adverse Effect; provided, however, that the foregoing shall not include any representation regarding losses incurred but not reported to the Sellers;

            (ii) any transaction or commitment made, or any contract or agreement entered into, by the Sellers (including the acquisition or disposition of any assets) or any relinquishment by the Sellers of any contract or other right, other than transactions, commitments, contracts, agreements or relinquishments in the ordinary course of business consistent with past practices;

            (iii) any transaction by the Sellers involving the Transferred Assets other than in the ordinary course of business consistent with past practice;

            (iv) any material change in any method of accounting or accounting practice or policy (including any reserving method, practice or policy) by the Sellers, except for any such change as a result of a concurrent change in accounting practices or as required by Applicable Law;

            (v) any material change in the Sellers' underwriting practices or standards relating to the Business;

            (vi) any significant change by the Sellers in the compensation structure of, or benefits available to, any Producer under any material contract or with respect to Producers generally;

            (vii) any material investment made in any Transferred Assets other than in the ordinary course of the Business consistent in all material respects with past practice; and

            (viii) any agreement or commitment (contingent or otherwise) entered into by the Sellers to do any of the foregoing.

      Section 3.6 Litigation. There are no legal proceedings (including arbitration) to which a Seller is a party related to the Business (including the Reinsured Contracts), the Transferred Assets or the Specified Third Party Reinsurance Contract pending before any arbitrator or any Governmental Body, or, to the Knowledge of the Sellers, threatened against a Seller by any Person. There are no actions, suits, arbitrations, investigations, judgments or proceedings pending before any arbitrator or any Governmental Body pending or, to the Knowledge of the Sellers, threatened which seek to enjoin or obtain monetary damages in respect of the Sale Transaction, or which would reasonably be expected to materially impair the Sellers' ability to effect the Closing.

      Section 3.7 Compliance with Laws. The Sellers have not received any written notice since December 31, 2001 from any Governmental Body alleging any material violation of any Applicable Law in the conduct of the Business or directing the Sellers to take any remedial action with respect to Applicable Law. There are not presently existing circumstances that could reasonably be expected to result in any material violation of any Applicable Law as regards the Business.

      Section 3.8 Properties and Assets. The Sellers have good title to all of the Transferred Assets and none of such Transferred Assets are subject to any Liens. Upon Closing, the Purchaser will acquire good title to the Transferred Assets, free and clear of all Liens other than those created by the Purchaser.

      Section 3.9 Regulatory Filings.

      (a) The Business is being conducted in compliance in all material respects with all Applicable Law, including all insurance laws, ordinances, rules, regulations, decrees and orders of any Government Body.

      (b) The Sellers have all Permits necessary to the conduct of the Business as it is currently conducted in each jurisdiction (as listed in Schedule 3.9(b)) in which the Sellers require such Permits. The Business has been and is being conducted in compliance, in all material respects, with all such Permits. All such Permits are in full force and effect, and there is no proceeding or investigation pending or threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, modification, suspension or restriction of any such Permit. The Sellers are not operating under any agreement or understanding with the regulatory authority of any state or jurisdiction which requires the Sellers to take, or refrain from taking, any action relating to the conduct of the Business otherwise permitted by Applicable Law.

      Section 3.10 Employee and Benefit Plan Matters.

      (a) The Sellers are in compliance in all material respects with all Applicable Laws respecting employment and employment practices with respect to each of the employees listed in Schedule 7.1, and the terms and conditions of such employees' employment and wages and hours. The Sellers are not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes within the past year, in each case, with respect to employees listed in Schedule 7.1. There is no labor strike, dispute, arbitration, grievance, slowdown, stoppage, organizational effort, dispute or proceeding by or with any employee listed in Schedule 7.1 or any labor union pending or to the Knowledge of Sellers threatened against the Sellers relating to any employee listed in Schedule 7.1.

      (b) Except as set forth in Schedule 3.10, no employee listed in Schedule
7.1 has any employment contract or other agreement, practice or arrangement by which such employee is employed on any basis other than as an "at will" employee or by which the Sellers are restricted in any manner from terminating the services of such employee at any time without payment (other than wages, severance and other benefits accrued through the date of termination or other payments as required by Applicable Law or Canadian employment practice).

      Section 3.11 Reinsured Contracts.

      (a) All Reinsured Contracts are valid, binding, enforceable and in full force and effect and the Seller Insurer Party is not in material breach of any provision thereof and, to the Knowledge of the Sellers, no other party to such Reinsured Contract is in breach or has threatened breach of any provision thereof. To the Sellers' Knowledge, there is no event that has occurred which, with the passage of time or the giving of notice, or both, would create a default or breach by the Seller Insurer Party under any of the Reinsured Contracts.

      (b) Except as set forth in Schedule 3.11(b), none of the Reinsured Contracts has previously been voided or commuted prior to the date hereof and none of the Sellers or any Reinsured under any Reinsured Contract prior to the date hereof has given any written notice of termination, commutation, voidance or cancellation (other than cancellation notices in the ordinary course of business consistent with past practice) or, to the Knowledge of the Sellers, has threatened termination, commutation, voidance or cancellation (other than cancellation notices issued in the ordinary course of business consistent with past practice and other than as a result of the matters referred to in Section 3.11(c) or the announcement thereof) with respect to any such Reinsured Contract, and there is no dispute under any Reinsured Contract between the parties thereto regarding the liability for any claim against the Sellers by the Reinsureds other than in the ordinary course of business.

      (c) The representations and warranties made under Section 3.11(a) and (b) are qualified by the fact that certain Reinsured Contracts are, pursuant to their terms, terminable at the election of the Reinsureds as a result of (x) the transactions contemplated by this Agreement and the Related Documents or (y) the Sellers ceasing to underwrite reinsurance.

      Section 3.12 Books and Records. The Books and Records in the Sellers' and their Affiliates' possession have been maintained in accordance with Applicable Law and the Sellers' customary business practices with respect to the Business and are used by the Sellers in the operation of the Business. The Sellers do not have Knowledge that any Producer is not maintaining Books and Records in such Producer's possession in accordance with Applicable Law. The Sellers have heretofore provided to the Purchaser copies of all of the material written underwriting and claim service policies, procedures and guidelines of the Sellers with respect to the Business.

      Section 3.13 Certain Fees. No Person other than Goldman, Sachs & Co. has acted on behalf of the Sellers as a broker or a financial advisor in connection with the Sale Transaction and no other Person is entitled to any broker or financial advisory fee from the Sellers in connection herewith.

      Section 3.14 Solvency; Adequate Capitalization; Ability to Pay Debts. Each Seller is, and prior to and after giving effect to the consummation of this Agreement and the Related Documents to be executed by such Seller will be, solvent. The Sellers are not subject to any supervision, conservation, liquidation, rehabilitation, delinquency or similar proceeding, or investigation or inquiry which is reasonably likely to result in any such proceeding.

      Section 3.15 Financial Information. The financial information in Part 1 of
Schedule 3.15 relating to the Business (i) was prepared in conformity with statutory accounting practices promulgated by the National Association of Insurance Commissioners and prescribed or permitted by the Insurance Department of the State of Connecticut applied by the Sellers on a basis consistent with prior periods, as applicable, except for normal reclassifications and (ii) is correct in all material respects. The treaty information and reported losses information in the Sellers' "SHARP" system is a true and correct record in all material respects (considered in the aggregate and not individually) of the information received by the Sellers from brokers or prepared by the Sellers, except that no representation is hereby made as to the estimates of ultimate premium contained therein. The financial information in Part 2 of Schedule 3.15 that relates to U.S. generally accepted accounting principles ("GAAP") historical results of operations of the Business was prepared in conformity with GAAP, applied by the Sellers on a basis consistent with prior periods, with the exceptions that (i) certain income and expense amounts have been allocated based on the Seller Insurer Party's internal allocation methodologies and (ii) levels of materiality for the Seller Insurer Party as a whole are a consideration in materiality determinations with respect to the financial information for the overall reinsurance operations shown in that Schedule. Notwithstanding the foregoing, Sellers make no representation as to any estimated financial amounts included in the information in referred to in this Section 3.15, such as estimates of losses and loss adjustment expenses, including the adequacy or ultimate accuracy thereof.

      Section 3.16 Disclosure. The Sellers have made available to the Purchaser the true and correct copies of the Reinsured Contracts and the underwriting files (including any actuarial analysis) and the claims files relating to the Reinsured Contracts and will provide all of the foregoing pursuant to Section 5.9. The Sellers have provided the Purchaser with access to all print-outs of all electronic mail included in the underwriting files and the claims files relating to the Business.

      Section 3.17 Third Party Reinsurance Contract. The Specified Third Party Reinsurance Contract is in full force and effect and the Seller Insurer Party is not in material breach of any provision thereof and no other party to such Specified Third Party Reinsurance Contract is in material breach or, to the Knowledge of Sellers, has threatened any such breach of any provision thereof.

      Section 3.18 No Other Representations or Warranties. The Sellers acknowledge and agree that except for the express representations and warranties of the Purchaser contained in this Agreement and the Related Documents, neither the Purchaser, nor any other Person acting for the Purchaser, is making or has made any other representation or warranty, express or implied, in connection with this Agreement, any Related Document or any aspect of the Sale Transaction.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      The Purchaser hereby represents and warrants to the Sellers as of the time of Closing as follows:

      Section 4.1 Organization and Good Standing. The Purchaser (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and (iii) has all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except in the case of each of clauses (ii) and
(iii), as would not, individually or in the aggregate, have a Material Adverse Effect.

      Section 4.2 Authorization of Agreement. The Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and each Related Document to be executed by the Purchaser and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by the Purchaser of this Agreement and each Related Document to be executed by the Purchaser has been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement and each of the Related Documents to be executed by the Purchaser has been duly executed and delivered by the Purchaser and this Agreement and each of the Related Documents to be executed by the Purchaser constitutes valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms.

      Section 4.3 Governmental Authorization. The execution, delivery and performance by the Purchaser of this Agreement and the Related Documents requires no action by, or filing with, any Governmental Body on the part of the Purchaser or any Affiliate thereof.

      Section 4.4 Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the Related Documents and the consummation of the Sale Transaction will not (i) conflict with or violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of the Purchaser; (ii) conflict with, violate, result in the breach or termination of, or (after the giving of notice or the lapse of time or both) constitute a default, give rise to any right of termination or acceleration or right to increase the obligations or otherwise modify the terms under, any contract or any Permit to which the Purchaser is a party or by which its properties or assets is bound or subject; or (iii) constitute a violation of any Applicable Law, except in the cases of (ii) and (iii) for any conflict, violation, breach, default, termination, acceleration, right or modification which would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

      Section 4.5 Litigation. There are no actions, suits, arbitrations, investigations, judgments or proceedings pending before any arbitrator or Governmental Body or, to the Knowledge of the Purchaser, threatened which seek to enjoin or obtain monetary damages in respect of, the Sale Transaction, or which would reasonably be expected to materially impair the Purchaser's ability to effect the Closing.

      Section 4.6 Certain Fees. No person other than Deutsche Bank Securities, Inc. has acted on behalf of the Purchaser as a broker or a financial advisor in connection with the Sale Transaction and no Person is entitled to any broker or financial advisory fee payment from the Purchaser in connection herewith.

      Section 4.7 Solvency; Adequate Capitalization; Ability to Pay Debts. The Purchaser is, and prior to and after giving effect to the consummation of this Agreement and the Related Documents will be, solvent. The Purchaser is not subject to any supervision, conservation, liquidation, rehabilitation, delinquency or similar proceeding, or investigation or inquiry which is reasonably likely to result in any such proceeding.

      Section 4.8 Financial Ability. The Purchaser has available to it sufficient funds to consummate the Sale Transaction.

      Section 4.9 Data Room. The Purchaser has been allowed the opportunity to
(i) visit the Sellers' offices and inspect and review the documents and information contained therein relating to the Business, and (ii) interview the Sellers' management and discuss the Business with the Sellers' management.

      Section 4.10 No Other Representations or Warranties. The Purchaser acknowledges and agrees that except for the express representations and warranties of the Sellers contained in this Agreement and the Related Documents, neither the Sellers, nor any other Person acting for the Sellers, is making or has made any other representation or warranty, express or implied, in connection with this Agreement, any Related Document or any aspect of the Sale Transaction.

      Section 4.11 No Guaranteed Renewals. The Purchaser acknowledges and agrees that (i) none of the Sellers or their Affiliates has the power or ability to require any Reinsured or any broker or agent to renew any Reinsured Contract or any insurance coverage provided thereunder, upon expiration or otherwise and
(ii) none of the Sellers or any other Person has made any representation or warranty or any other promise about the amount, if any, of the Reinsured Contracts that the Purchaser will be able to renew.

      Section 4.12 Special Termination Acknowledgement. The Purchaser acknowledges that certain Reinsured Contracts may be, pursuant to their terms, terminable at the election of the Reinsureds as a result of (x) the transactions contemplated by this Agreement and the Related Documents or (y) the Sellers ceasing to underwrite reinsurance, and the Purchaser agrees that it will not seek indemnification from the Sellers for any misrepresentation or breach of any warranty under this Agreement arising from any such terms or any such terminations.

                                   ARTICLE V

                            COVENANTS OF THE SELLERS

      Section 5.1 Noncompetition; Nonsolicitation.

      (a) Subject to Sections 5.1(b) and 5.1(c), the Sellers and The Hartford Financial Services Group, Inc. ("HIG") agree that prior to the third anniversary of the Closing (the "Restricted Period"), no Restricted Person shall engage in Restricted Business. As used herein, "Restricted Person" as of any time shall mean HIG, either Seller and any Person who is then a Controlled Affiliate of HIG. "Controlled Affiliate" means any Affiliate of HIG which HIG directly or indirectly controls, as control is defined in the definition of "Affiliate." "Restricted Business" means the business of (a) assuming property or casualty reinsurance through reinsurance brokers from any ceding insurer, (b) assuming property or casualty reinsurance from any Reinsured (other than any Affiliate of HIG), (c) acting as a managing general agent or managing general underwriter engaged in the broker market property or casualty reinsurance business or (d) facilitating the solicitation of Reinsureds by any Person other than the Purchasers; provided, however, that "Restricted Business" shall not include (x) any activities that are ancillary or incidental to a primary insurance business of a Restricted Person or that result directly from the change of an existing primary insurance program with an insured into a reinsurance program (such as the situation where an existing insured, affinity group or producer of insurance business forms an insurance company and thereafter transfer risks to a Restricted Person on a reinsurance basis) or (y) any reinsurance assumed incidental to or as part of an acquisition of renewal rights with respect to primary insurance.

      (b) Section 5.1(a) shall not prohibit:

            (i) any Person that is a Restricted Person as of the Closing from engaging in any of its existing business activities being conducted as of the Closing (other than, in the case of the Sellers, Restricted Business conducted through the Hart Re division of the Sellers);

            (ii) any acquisition or ownership by a Restricted Person of up to 25% of the aggregate voting power of all classes of voting securities of any Person directly or indirectly engaged in Restricted Business, or such Person from continuing to engage directly or indirectly in Restricted Business;

            (iii) Restricted Persons having the power to designate, appoint, elect or nominate up to 25% of the members of the board of directors or other governing body of any Person directly or indirectly engaged in Restricted Business, or such Person from continuing to engage directly or indirectly in Restricted Business;

            (iv) any acquisition or ownership by a Restricted Person of more than 25% of the aggregate voting power of all classes of voting securities of any Person directly or indirectly engaged in Restricted Business, or such Person from continuing to engage directly or indirectly in Restricted Business following such acquisition (A) if in the most recently completed calendar year and during the Restricted Period, Restricted Business contributed less than 25% of the consolidated revenues of the Person being acquired and its consolidated subsidiaries as of the time of such acquisition or (B) if such acquisition occurs as a result of a Strategic Transaction involving HIG;

            (v) Restricted Persons from obtaining or having the power (other than solely pursuant to the ownership of voting securities) to designate, appoint, elect or nominate more than 25% of the members of the board of directors or other governing body of any Person or acting as a general partner or managing member of any Person engaged directly or indirectly in Restricted Business, or such Person from continuing to engage directly or indirectly in Restricted Business, if in the most recently completed calendar year prior to such designation, appointment, election or nomination or prior to becoming a general partner or managing member and in either case during the Restricted Period, Restricted Business contributed less than 25% of the consolidated revenues of such Person and its consolidated subsidiaries and Affiliates;

            (vi) any activities connected to the run-off of the obligations of any Restricted Person under the Reinsured Contracts or any other expired contracts of reinsurance;

            (vii) the renewal of any Reinsured Contract or other reinsurance contract as to which a Seller or any other Restricted Person was unable to give, or inadvertently failed to give, timely notice of cancellation or nonrenewal after the Closing and before the deadline for such notice to be effective, or pursuant to any right of a ceding insurer to require a renewal which such Seller or such Restricted Person has no contractual right to deny;

            (viii) any catastrophe swaps, pooling mechanisms whose primary purpose is not the generation of underwriting revenue or other risk management transactions directly relating to the underlying insurance obligations of any Restricted Person; or

            (ix) any Restricted Person from participating in any industry pool (other than USAIG) specifically related to a single line or type of business.

      Any voting securities of any Person held (A) by a life insurance company separate account, (B) by any bona fide investment fund or investment partnership sponsored by an independent third party in which a Restricted Person is not a general partner, managing member or investment advisor, (C) solely as nominee for any Person who is not a Restricted Person, (D) by any investment advisor, broker dealer or other Person engaged in financial services business (other than insurance), in the ordinary course of business or (E) by any employee benefit fund advised exclusively by independent advisers shall in all events be permitted and shall not be aggregated with any other voting securities of such Person held by any Restricted Person for purposes of determining (x) whether such Person is a Restricted Person or (y) the availability of the exception set forth in Section 5.1(b)(ii).

      As used above, a transaction shall constitute a "Strategic Transaction" with respect to HIG if following such transaction, (i) the individuals who were members of the Board of Directors of HIG prior to such transaction constitute 55% or less of the members of the Board of Directors of HIG (or any Person into which HIG is merged) following the transaction or (ii) the shares of common stock of HIG outstanding prior to the transaction (or any securities into which such shares are converted in the transaction) constitute less than 55% of the outstanding voting securities of HIG (or any Person into which HIG is merged) following the transaction.

      (c) Notwithstanding Section 5.1(a), all Restricted Persons may be released from the provisions of Section 5.1 from and after any date (the "Release Date") specified in a written notice from any Restricted Person to the Purchasers, upon receipt by Endurance US of $30 million in cash from a Restricted Person, and following such payment the Purchasers shall have no further claim for Damages arising as a result of any breach of Section 5.1(a) prior to the Release Date. The parties expressly agree that the Release Amount is not an estimate of the damages the Purchasers would suffer upon a breach of Section 5.1 by a Restricted Person and shall not be considered as probative in any action for Damages for such a breach.

      (d) Each of the Sellers agrees that for the period of eighteen months after the date of the Closing, neither it nor any of its Affiliates shall, directly or indirectly, solicit for employment, attempt to employ or employ any employee of the Sellers listed on Schedule 7.1 who accepts employment with Endurance US or its Affiliates (each, a "Transferred Employee"). Notwithstanding the foregoing, the restriction on solicitation of employment set forth in the immediately preceding sentence shall not prohibit Sellers or any of their Affiliates from recruiting through general advertisements, searches or other broad-based hiring methods.

      (e) The parties to this Agreement acknowledge that the covenants set forth in this Section 5.1 are an essential element of this Agreement and that, but for these covenants, the parties would not have entered into this Agreement. The parties to this Agreement acknowledge that this Section 5.1 constitutes an independent covenant and shall not be affected by performance or nonperformance of any other provision of this Agreement or any Related Documents by the parties.

      (f) The parties to this Agreement acknowledge that the type and periods of restriction imposed in the provisions of this Section 5.1 are fair and reasonable and are reasonably required for the protection of the parties. If any provision contained in this Section 5.1 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section 5.1, but this Section 5.1 shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by Applicable Law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under Applicable Law, a court of competent jurisdiction shall construe and interpret or reform this Section 5.1 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such Applicable Law. The sole remedies for breach by HIG of this Section 5.1 shall be (i) as set forth in Section 10.3 or (ii) indemnification of the Purchaser by the Sellers (but not HIG) pursuant to Article IX.

      Section 5.2 Employee Confidentiality. For a period of three (3) years after the date hereof, neither the Sellers nor any of their Affiliates shall, and they shall use commercially reasonable efforts to cause their employees and agents not to, use any confidential or proprietary information of the Business (including rating methodology, customer identities and customer performance) in any manner in connection with any sale, or solicitation with respect to the sale, of Reinsured Contracts. At the Purchaser's expense, the Sellers shall use reasonable best efforts to enforce any provisions relating to confidentiality, non-solicitation and non-competition with respect to the Business found in any employment contracts with their current and former employees who are not Transferred Employees.

      Section 5.3 Public Announcements. Except as may be required by Applicable Law or the rules of any stock exchange, the Sellers shall not issue any press release or, except as otherwise provided herein, make any public statement with respect to this Agreement or the Related Documents or the transactions contemplated hereby or thereby without the Purchaser's prior written consent to the text thereof (which shall not be unreasonably withheld, conditioned or delayed).

      Section 5.4 Renewal Rights. The Sellers shall use reasonable best efforts (which expression the parties agree, for purposes of the Agreement, excludes, for example, any obligation of the Sellers to (i) vouch for the creditworthiness of the Purchaser, (ii) settle any outstanding or potential claim or dispute with any Reinsured or (iii) maintain or hire any employee for the purpose of discharging the Sellers' obligations under this Section 5.4) after the Closing to assist the Purchaser in entering into new reinsurance contracts with each of the Reinsureds upon cancellation or expiration of the Reinsured Contracts and in the exercise of the Purchaser's Renewal Rights. The Sellers shall furnish any additional information as may be reasonably requested by the Purchaser to exercise the Renewal Rights. Without limiting the foregoing, the Sellers and the Purchaser shall send to each Reinsured and each Producer a written notice under "HartRe" letterhead and signature in a form to be mutually agreed upon by the Purchaser and the Sellers informing such policyholder and Producer of this Agreement and the transactions hereunder. Such notices shall be sent at such time after the date hereof as shall be mutually agreed upon by the Purchaser and the Sellers, and shall be sent by such means as is required by applicable contract obligations or as otherwise mutually agreed upon by the Purchaser and the Sellers. The parties further agree that the decision to write any Renewed Contracts is at the sole discretion of the Purchaser, and that nothing in this Agreement creates an obligation in any way on the part of the Purchaser to renew any Reinsured Contract. In cooperation with the Purchaser, the Seller shall use reasonable best efforts to ensure that Reinsureds, suppliers, reinsurers, regulatory bodies, Producers, distributors, lessors, employees, business associates and other Persons relating to the Business are notified concerning the transactions contemplated hereby to the extent necessary to facilitate the Purchaser's exercise of the Renewal Rights; provided, however, that the foregoing is subject to the Purchaser's acknowledgment in Section 4.11.

      Section 5.5 Exclusivity. (a) Each Seller acknowledges that the intent of this Agreement and the Related Documents is to convey to the Purchaser on an exclusive basis all of such Seller's right, title and interest in the Renewal Rights and the information relating exclusively thereto. The Sellers will not retain any Renewal Rights and will not assign, transfer or facilitate the transfer of the Reinsured Contracts to any Person other than the Purchaser, regardless of whether the Purchaser chooses to insure any Reinsured upon expiration or cancellation of its Reinsured Contract.

      (a) Except as set forth in Section 6.3, each Seller acknowledges that the intent of this Agreement and the Related Documents is to convey to the Purchaser all right, title and interest in the Books and Records, including the information contained therein with respect to the Renewal Rights.

      Section 5.6 Notices of Certain Events. The Sellers shall promptly notify the Purchaser and obtain copies for the Purchaser of:

      (a) any notice or other communication received from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or a Related Document;

      (b) any notice or other communication received relating to the transactions contemplated by this Agreement or a Related Document and any other significant notices or other communications from any Governmental Body that would adversely affect the Purchaser or its interests with respect to the Reinsured Contracts; and

      (c) any actions, suits, claims, investigations or proceedings commenced (or any notices thereof) or, to the Sellers' Knowledge, threatened against the Sellers that relates to the Business (other than claims by Reinsureds under the Reinsured Contracts when and if the Purchaser is not required to be notified pursuant to the Claims Handling Agreement), or that relates to the consummation of a transaction contemplated by this Agreement or a Related Document.

      Section 5.7 Execution of Documents. The Sellers will use its reasonable best efforts to obtain execution of all unsigned contracts, cover slips and other instruments relating to the Business and deliver the executed copies to the Purchaser as soon as practicable following the date hereof.

      Section 5.8 USAIG Aviation Pool. The Sellers shall use its reasonable best efforts to assist the Purchaser in obtaining membership in the United States Aircraft Insurance Group aviation insurance pool ("USAIG") to the same extent and level of participation as the Seller Insurer Party's membership in USAIG immediately prior to the Closing as soon as reasonably practicable following the date hereof. The Seller Insurer Party and the Purchaser have entered into fronting arrangements pursuant to the Retrocession Agreement, which shall continue until December 31, 2005 or such earlier date as the Purchaser becomes a member of such USAIG pool, whereby the Purchaser will pay to the Seller Insurer Party a fronting fee of two percent (2%) of the members net premiums reported to the Purchaser as a result of the fronting arrangements and reimburse the Seller Insurer Party for any taxes, board, bureaus and other fees for which the Seller Insurer Party is not otherwise entitled to reimbursement from USAIG or any other third party.

      Section 5.9 Books and Records. The Sellers shall deliver the Books and Records in the Sellers' and their Affiliates' possession to the Purchaser as soon as reasonably practicable but in any event within ninety days after the Closing; provided, however, that the Sellers shall provide the Purchaser with full access, at the Sellers' facilities, to the Books and Records in the Sellers' and their Affiliates' possession, including any materials that constitute Books and Records that are created or otherwise come into the Sellers' possession after the Closing. The Purchaser agrees to assume all of the reasonable out-of-pocket costs and expenses incurred in connection with the reproduction and delivery of the Books and Records to the Purchaser as contemplated by this Agreement and the Purchaser shall promptly reimburse the Sellers for any such out-of-pocket costs and expenses incurred by the Sellers in connection therewith.

      Section 5.10 Cooperation. Following the Closing, the Sellers shall cooperate, to the fullest extent practicable, with the Purchaser (i) in the defense of any litigation or arbitration arising out of the Business, (ii) in connection with any Tax matter relating to the Business and (iii) in fulfilling such other reasonable requests as may be made by the Purchaser in connection with the Business. The Purchaser shall promptly pay to the Sellers all reasonable out-of-pocket expenses of the Sellers incurred as a result of the Sellers' obligations under this Section 5.10, provided that the Purchaser has approved of such expenses prior to the time that they are incurred and provided, further, that such payment obligation shall not apply to any out-of-pocket expenses incurred by the Sellers as a result of the Sellers' fulfillment of their obligations under Section 5.4. This Section 5.10 shall have no applicability to any claim arising out of any Reinsured Contract that is subject to a Claims Handling Agreement.

                                   ARTICLE VI

                           COVENANTS OF THE PURCHASER

      Section 6.1 Public Announcements. Except as may be required by Applicable Law or the rules of any stock exchange, the Purchaser shall not issue any press release or, except as otherwise provided herein, make any public statement with respect to this Agreement or the Related Documents or the transactions contemplated hereby or thereby without a Seller's prior written consent to the text thereof (which shall not be unreasonably withheld conditioned or delayed).

      Section 6.2 Cooperation. Following the Closing, the Purchaser and its Affiliates shall, and shall cause each Transferred Employee to, cooperate, to the fullest extent practicable, with the Sellers (i) in the defense of any litigation or arbitration arising out of any event that occurred on or prior to the Closing involving the Business, (ii) in connection with any Tax matter relating to the Business and (iii) in fulfilling such other reasonable requests as may be made by the Sellers in connection with the Business. The Sellers shall promptly pay to the Purchaser or its Affiliates, as the case may be, all reasonable out-of-pocket expenses of the Purchaser or its Affiliates incurred as a result of the Purchaser's or its Affiliates' obligations under this Section
6.2 provided that the Sellers have approved of such expenses prior to the time that they are incurred. This Section 6.2 shall have no applicability to any claim arising out of any Reinsured Contract that is subject to a Claims Handling Agreement.

      Section 6.3 Access to Books and Records. Notwithstanding any other provision set forth in this Agreement (including Section 7.2) or the Related Documents to the contrary, the Purchaser hereby grants to the Sellers and their Affiliates an irrevocable, perpetual, nonexclusive, royalty-free right to access, review, use and disclose to Governmental Bodies and other third parties the Books and Records, including any materials that constitute Books and Records that are created or otherwise came into the Sellers' or the Purchaser's possession after the Closing for any purpose other than in violation of Section
5.1 or Section 5.5(a).

                                  ARTICLE VII

                MUTUAL COVENANTS OF THE PURCHASER AND THE SELLERS

      Section 7.1 Employees. At or prior to the Closing, the Purchaser or one of its Affiliates shall extend, or shall have extended, a written offer of employment to each of the employees of the Sellers listed on Schedule 7.1 at a salary that is at least equal to such employee's current salary as indicated on
Schedule 7.1 and subject to such other terms and conditions which the Purchaser deems appropriate. Each Transferred Employee shall become eligible to participate in the employee benefit plans of the Purchaser or its Affiliates, subject to the terms of such plans.

      Section 7.2 Confidentiality. (a) The Sellers, the Purchaser and Endurance Specialty Holdings Ltd. ("Endurance Holdings") acknowledge that they have had, and may continue to have, access to confidential and proprietary information concerning the other parties and the other parties' business. Each of the Sellers, the Purchaser and Endurance Holdings agrees that, except as set forth below, it will not at any time (during the term hereof or thereafter) disclose to any Person, directly or indirectly, or make any use of, for any purpose other than those contemplated by this Agreement or any Related Document, any information or trade secrets relating to the Business, the Reinsured Contracts, the Reinsured Liabilities, the Excluded Liabilities or the business affairs of the Sellers or the Purchaser (including, without limitation, all records, files, documents, data, including financial, claims or loss data, or other information regarding customers, vendors or suppliers, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, know-how, pricing, revenues, costs or profits associated with the Business, business and marketing plans, code books, invoices and other financial statements, computer programs, software systems, databases, plans (business, technical or otherwise), customer and industry lists, correspondence, internal reports, personnel files or sales and advertising material relating to the foregoing) (collectively, the "Confidential Information").

      (a) The Sellers, the Purchaser and Endurance Holdings may disclose Confidential Information in the following circumstances: (i) disclosure is compelled by a Governmental Body after notice to the other parties; provided, however, that such disclosure shall be limited only to the extent compelled to be disclosed by such Governmental Body; (ii) disclosure is to officers, directors, employees, agents or representatives of the Sellers or the Purchaser with a need to access such Confidential Information in order to perform their obligations under this Agreement and the Related Documents; (iii) disclosure of Confidential Information that is generally available to the public (and such public availability can be demonstrated) other than as a result of a breach of the terms of this Agreement or any Related Document; (iv) disclosure is required to enforce the Sellers' or the Purchaser's respective rights under this Agreement or any Related Document or (v) disclosure is required by Applicable Law.

      (b) Notwithstanding any other provision of this Agreement to the contrary, the Sellers, the Purchaser and Endurance Holdings (and each of their employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the Sale Transaction and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

      Section 7.3 Occupancy Arrangements. The Seller Insurer Party and the Purchaser agree to negotiate in good faith one or more agreements for the Seller Insurer Party's provision to the Purchaser of the use of a portion of certain real property (either owned or leased by the Seller Insurer Party) located in Hartford, Connecticut and San Francisco, California. Such agreements shall have the principal terms set forth on Schedule 7.3 and will be based to the extent appropriate on the draft occupancy agreement which has been discussed by the parties prior to the date hereof. Such agreements shall be entered into on or before the thirtieth day after the Closing. Prior to such thirtieth day, the Sellers agree that the Transferred Employees may continue to work at the Sellers' properties consistent, in all material respects, with their past practices and the Purchaser shall reimburse the Sellers for the aggregate imputed or actual cost and expense incurred by the Seller Insurer Party to own or lease such properties at a rate not to exceed $33 per square foot, and for the agreed upon utilities and services utilized by the Transferred Employees in connection therewith.

                                  ARTICLE VIII

                               CLOSING DELIVERIES

      Section 8.1 Deliveries by the Sellers to the Purchaser.

      The Sellers have delivered to the Purchaser the following:

      (a) a copy of the executed Bill of Sale and Assignment Agreement;

      (b) a copy of the executed Retrocession Agreement;

      (c) a copy of the executed Claims Handling Agreement;

      (d) a certificate of a duly authorized officer of each Seller, dated the date hereof, setting forth the resolutions of the board of directors of such Seller authorizing the execution and delivery of this Agreement and the Related Documents to which it is a party and the consummation of the Sale Transaction, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the date hereof; and

      (e) a certificate of the Secretary or an Assistant Secretary of each Seller attesting to the incumbency and signature of each officer of the Seller who shall execute this Agreement or any other Related Document to which it is a party.

      Section 8.2 Deliveries by the Purchaser to the Sellers.

      The Purchaser has delivered to the Sellers the following:

      (a) a copy of the executed Bill of Sale and Assignment Agreement;

      (b) a copy of the executed Retrocession Agreement;

      (c) a copy of the executed Claims Handling Agreement;

      (d) a certificate of a duly authorized officer of the Purchaser, dated the date hereof, setting forth the resolutions of the board of directors of the Purchaser authorizing the execution and delivery of this Agreement and each Related Document to which it is a party and the consummation of the Sale Transaction, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the date hereof; and

      (e) a certificate of the Secretary or an Assistant Secretary of the Purchaser attesting to the incumbency and signature of each officer of the Purchaser who shall execute this Agreement or any other Related Document to which it is a party.

                                   ARTICLE IX

                            SURVIVAL; INDEMNIFICATION

      Section 9.1 Survival. The representations and warranties of the parties hereto contained in this Agreement (and any indemnification claims in respect thereof) shall survive the Closing until March 31, 2005. Notwithstanding the preceding sentence, any indemnification claim under Section 9.2(a)(i) or Section 9.2(b)(i) shall survive beyond the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the misrepresentation or breach of warranty giving rise to such indemnification claim shall have been given to the party against whom such indemnity may be sought prior to the scheduled termination of such representation or warranty, as applicable. The covenants and agreements of the parties (including the covenants and agreements of the parties set forth in this Article IX, including Sections 9.2(a)(iii), (a)(iv) and
(a)(v)) contained in this Agreement shall survive indefinitely, except to the extent expressly provided otherwise herein or therein.

      Section 9.2 Indemnification. (a) The Sellers hereby indemnify the Purchaser and its Affiliates against and agree to hold each of them harmless from any and all damage, loss, liability and expense (including reasonable attorneys' fees and other expenses of investigation and reasonable attorneys' fees and other expenses in connection with any action, suit or proceeding) ("Damages"), incurred or suffered by the Purchaser arising out of (i) any misrepresentation or breach of any warranty made by the Sellers under this Agreement, (ii) any breach of any covenant or agreement to be performed by the Sellers or HIG pursuant to this Agreement, (iii) the Seller Retained Liabilities, (iv) any claim by any present or former employee of the Sellers or any Affiliate thereof, including the Transferred Employees, which arises under federal, state or local statute (including Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1990, the Equal Pay Act, the Americans with Disabilities Act of 1990, ERISA and all other statutes regulating the terms and conditions of employment), regulation or ordinance, under the common law or in equity (including any claims for wrongful discharge or otherwise), or under any policy, agreement, understanding or promise, written or oral, formal or informal, between a Seller or Affiliate thereof and such present or former employee which arose out of any action or omission of a Seller or any of its Affiliates or (v) the enforcement of their rights under this Section 9.2; provided, however, that notwithstanding any other provision of this Agreement to the contrary, the Sellers shall not be obligated to indemnify the Purchaser and its Affiliates (x) unless the aggregate amount of Damages with respect to all indemnification claims referred to in this Section 9.2(a) exceeds $600,000 in the aggregate (in which event the entire amount of such Damages may be recovered) or (y) in an aggregate amount exceeding $30,000,000 (it being agreed that the limitations set forth in this proviso shall not apply to the indemnity provided under clauses
(iii) or (iv) of this sentence or, in respect of any item referred to in this parenthetical, the indemnity provided under clause (v) of this sentence). The fact that the survival period with respect to any representation or warranty has terminated or that indemnification for breaches of representations and warranties is subject to the limitation set forth in the proviso to the immediately preceding sentence shall not limit or affect in any respect the Sellers' indemnification obligations with respect to any Seller Retained Liabilities.

      (a) The Purchaser hereby indemnifies the Sellers and their Affiliates against and agrees to hold each of them harmless from any and all Damages incurred or suffered by the Sellers or any of their Affiliates arising out of
(i) any misrepresentation or breach of any warranty made under by the Purchaser under this Agreement, (ii) any breach of any covenant or agreement made or to be performed by the Purchaser or Endurance Holdings pursuant to this Agreement,
(iii) the enforcement of their rights under this Section 9.2, (iv) except as otherwise agreed to in writing by the parties hereto, any action (or failure to act) by the Purchaser, in violation of Applicable Law, with respect to the hiring or terms of employment of any person who is or was an employee of the Sellers prior to the Closing, (v) except as otherwise agreed to by the parties hereto, any claim by any current or former employee of the Sellers or any Affiliate thereof, including any Transferred Employee, which arises under federal, state or local statute (including Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1990, the Equal Pay Act, the Americans with Disabilities Act of 1990, ERISA and all other statutes regulating the terms and conditions of employment), regulation or ordinance, under the common law or in equity (including any claims for wrongful discharge or otherwise), or under any employee benefit plan or program of the Purchaser or any Affiliate of the Purchaser, or under any policy, agreement, understanding or promise, written or oral, formal or informal, between the Purchaser or an Affiliate thereof and such present or former employee which arose out of any action or omission of the Purchaser or any of its Affiliates or (vi) the Purchaser's occupancy or use of a Seller's or a Seller's Affiliate's property (real or personal); provided, however, that notwithstanding any other provision of this Agreement to the contrary, the Purchaser shall not be obligated to indemnify the Sellers and their respective Affiliates (x) unless the aggregate amount of Damages with respect to all indemnification claims referred to in this Section 9.2(b) exceeds $600,000 in the aggregate (in which event the entire amount of such Damages may be recovered) or (y) in an amount exceeding $30,000,000 (it being agreed that the limitations set forth in this proviso shall not apply to the indemnity provided under clauses (iv), (v) or (vi) of this sentence or, in respect of any item referred to in this parenthetical, the indemnity provided under clause (iii) of this sentence).

      (b) Required payments by any Indemnifying Party (as hereinafter defined) pursuant to this Article IX shall be limited to the amount of any Damages that remains after deducting therefrom (i) any insurance proceeds recovered by any Indemnified Party (less any increase in premium reasonably related to the incurrence of such Damages) and (ii) any indemnity, contribution or other similar payment recovered by any Indemnified Party from any third party, in each case with respect to such Damages. The Indemnified Party shall use commercially reasonable efforts to collect all such insurance proceeds and indemnity, contribution and other similar payments, but the Indemnified Party shall not be required to receive such insurance proceeds prior to obtaining indemnification against the Indemnifying Party under this Article IX. In the event of a recovery referred to above after the Indemnifying Party shall have paid any Damages, the Indemnified Party shall pay the amount of such recovery to the Indemnified Party.

      (c) Required payments by the Indemnifying Party pursuant to this Article IX shall be (i) increased to take account of any Tax cost incurred (grossed up for such increase) by the Indemnified Party arising from the receipt of indemnity payments hereunder and (ii) reduced to take account of any Tax benefit realized by the Indemnified Party arising from the incurrence or payment of any such Damages. Such Tax cost or Tax benefit, as the case may be, shall be computed for any year using the Indemnified Party's actual Tax liability with and without (A) the receipt of any indemnification payments made pursuant to this Agreement and (B) the incurrence or payment of any Damages for which indemnification is provided under this Agreement in such year. In the event that the Indemnified Party actually realizes a Tax cost or Tax benefit for a year(s) subsequent to the year in which the indemnity payment is made, the Indemnifying Party shall pay the amount of such Tax cost or the Indemnified Party shall pay the amount of such Tax benefit, as the case may be, in such subsequent year(s).

      Section 9.3 Procedures for Third Party Claims. (a) The party seeking indemnification under Section 9.2 (the "Indemnified Party") agrees to deliver prompt notice (in accordance with Section 10.7) to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under Section 9.2 (the "Third Party Claims"). Such notice referred to in the preceding sentence shall state the relevant facts and include therewith relevant documents and a statement in reasonable detail as to the basis for the indemnification sought. The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve any Indemnifying Party from any liability which it may have to such Indemnified Party with respect to any claim made pursuant to this Section 9.3, except to the extent such failure shall actually and materially prejudice an Indemnifying Party.

      (a) Upon receipt of notice from the Indemnified Party pursuant to Section 9.3(a), the Indemnifying Party will have the right to (and will, if requested by the Indemnified Party), subject to the provisions of Section 9.3(c), assume the defense and control of such Third Party Claims. In the event the Indemnifying Party assumes the defense of a Third Party Claim, (i) the Indemnifying Party shall not be liable for any legal expenses subsequently incurred by the Indemnified Party and (ii) the Indemnified Party shall have the right but not the obligation to participate in the defense of such Third Party Claims with their own counsel and at their own expense and the Indemnifying Party will cooperate with the Indemnified Party. Any election by an Indemnifying Party not to assume the defense of a Third Party Claim must be received by the Indemnified Party not more than 10 Business Days after receipt of the Indemnified Party's notice delivered pursuant to Section 9.3(a). If the Indemnifying Party elects to assume the defense of a Third Party Claim, the Indemnifying Party shall select counsel, and consultants of recognized standing and competence after consultation with the Indemnified Party; shall take all steps necessary in the defense or settlement of such Third Party Claims; and shall at all times diligently and promptly pursue the resolution of such Third Party Claims. The Indemnified Party shall, and shall cause each of their Affiliates and representatives to, cooperate fully with the Indemnifying Party in the defense of any Third Party Claim defended by the Indemnifying Party.

      (b) The Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim as to which the Indemnifying Party shall have assumed the defense in accordance with the terms of Section 9.3(b), without the consent of any Indemnified Party, but only to the extent that such settlement or entry of judgment (i) provides solely for the payment of money by the Indemnifying Party and (ii) provides a complete release of any Indemnified Party potentially affected by such Third Party Claim from all matters that were or could have been asserted in connection with such claims. Except as provided in the foregoing sentence, settlement or consent to entry of judgment shall require the prior approval of the Indemnified Party, such approval not to be unreasonably withheld, conditioned or delayed. If the Indemnifying Party shall not have assumed the defense of a Third Party Claim, the Indemnified Party shall not consent to any settlement of, or the entry of any judgment arising from, such Third Party Claim without the consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed. For purposes of this subparagraph, "consent to entry of judgment" shall be read to encompass failure by the Indemnifying Party to finally pursue and perfect any rights of appeal, including discretionary appellate review in the nature of certiorari petition or otherwise.

      Section 9.4 Procedures for Direct Claims. In the event any Indemnified Party shall have a claim for indemnity against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver prompt notice of such claim to the Indemnifying Party. Such notice referred to in the preceding sentence shall state the relevant facts and include therewith relevant documents and a statement in reasonable detail as to the basis for the indemnification sought. The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party with respect to any claim made pursuant to this Section 9.4, it being understood that notices for claims in respect of a breach of a representation or warranty must be delivered prior to the expiration of the survival period for such representation or warranty.

      Section 9.5 Exclusive Remedy. Subject to the rights of the parties under
Section 10.3, the parties hereto expressly acknowledge that (i) the provisions of this Article IX shall be the sole and exclusive remedy at law or in equity for Damages arising out of this Agreement and (ii) no Indemnifying Party shall be liable for consequential, punitive or treble Damages except to the extent actually paid to a third party by an Indemnified Party.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

      Section 10.1 Entire Agreement. This Agreement and the Related Documents including all Schedules and Exhibits attached hereto and thereto, constitute the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and supercede all prior agreements and understandings between the parties with respect to such subject matters, including the Confidentiality Agreement, dated as of March 12, 2003, by and between the Seller Insurer Party and Endurance Holdings.

      Section 10.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

      Section 10.3 Specific Performance. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to any other available remedies, each other party shall be entitled to seek an injunction restraining any violation or threatened violation of any of the provisions of this Agreement without the necessity of posting a bond or other form of security. In the event that any action should be brought in equity to enforce any of the provisions of this Agreement, no party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

      Section 10.4 Expenses. Except as otherwise specifically provided herein, each of the parties hereto shall bear its own expenses (including, without limitation, fees and disbursements of its counsel, accountants and other experts and those acting on its behalf pursuant to Sections 3.13 and 4.6) incurred by it in connection with the preparation, negotiation, execution, delivery and performance of this Agreement, the Related Documents and the consummation of the Sale Transaction.

      Section 10.5 Offset. Any debts or credits incurred on and after the date hereof in favor of or against a Seller or its Affiliates, on the one hand, or the Purchaser or its Affiliates, on the other hand, with respect to this Agreement or any Related Document are deemed mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid.

      Section 10.6 Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the United States or any state court, which in either case is located in the City of New York (each, a "New York Court") for purposes of enforcing this Agreement. In any such action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claim that it is not subject to the jurisdiction of any such New York Court, that such action, suit or other proceeding is not subject to the jurisdiction of any such New York Court, that such action, suit or other proceeding is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper; provided that nothing set forth in this sentence shall prohibit any party from removing any matter from one New York Court to another New York Court. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. The parties agree that any process or other paper to be served in connection with any action or proceeding under this Agreement shall, if delivered, sent or mailed in accordance with Section 10.7 of this Agreement, constitute good, proper and sufficient service thereof. The parties recognize that they have entered into the Claims Handling Agreement which contains an arbitration clause. The parties hereby agree that any issue that could be subject to legal proceedings under this Agreement (including but not limited to proceedings for relief under Section 10.3), but which also falls within the scope of the arbitration clause of the Claims Handling Agreement, shall be resolved in arbitration under the Claims Handling Agreement. Until such issue has been finally resolved pursuant to the arbitration clause of the Claims Handling Agreement, no legal proceedings or court action involving such issue may be brought by any party under this Agreement (including but not limited to proceedings for relief under Section 10.3) and any court action that may have been brought shall be immediately stayed pending such resolution.

      Section 10.7 Notices. All notices, requests, claims, demands and other communications to be given under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile transmission (which is confirmed) or sent by overnight courier (providing proof of delivery) or by registered or certified mail (postage prepaid, return receipt requested), to the other parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      (a)   If to the Sellers, to:

            Hartford Fire Insurance Company
            Hartford Plaza
            Hartford, Connecticut 06115-1900
            Attention: General Counsel
            Telephone: (860) 547-5000
            Facsimile: (860) 547-5714

            With copies to:

            The Hartford Financial Services Group, Inc.
            Hartford Plaza
            Hartford, Connecticut 06115-1900
            Attention: General Counsel
            Telephone: (860) 547-5000
            Facsimile: (860) 547-5714

            With a concurrent copy, which shall not constitute notice, to:

            LeBoeuf, Lamb, Greene & MacRae, L.L.P.
            125 West 55th Street
            New York, New York 10019-5389
            Attention: Robert S. Rachofsky
            Telephone: (212) 424-8088
            Facsimile: (212) 424-8500

      (b)   If to the Purchaser, to:

            Endurance Reinsurance Corporation of America
            333 Westchester Ave.
            White Plains, NY 10604
            Attention: Emily Canelo, Esq.
            Telephone: (914) 486-8000
            Facsimile: (914) 997-0331

            With a concurrent copy, which shall not constitute notice, to:

            Skadden, Arps, Slate, Meagher & Flom LLP
            Four Times Square
            New York, New York 10036-6522
            Attention: Robert J. Sullivan, Esq.
            Telephone: (212) 735-3000
            Facsimile: (212) 735-2000

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

      Section 10.8 Severability and Validity. The provisions set forth in this Agreement are severable. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any jurisdiction or against its regulatory or public policy, the remainder of this Agreement, and the application of such provision to other Persons or circumstances, shall not be affected thereby and shall remain valid and enforceable in such jurisdiction, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Upon a determination that any term, provision, covenant or restriction is invalid, void or unenforceable or against the regulatory or public policy of the governing jurisdiction, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

      Section 10.9 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any

Person not a party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party to this Agreement (in whole or in part, voluntary or involuntary, by operation of law or otherwise, other than by operation of law in a merger, consolidation, amalgamation or scheme of arrangement) without the prior written consent of the other parties hereto.

      Section 10.10 Amendments. This Agreement may be amended, supplemented or modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference to this Agreement signed by each of the parties hereto. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

      Section 10.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties to this Agreement and delivered to the other party hereto.

      Section 10.12 Tax Treatment. The Sellers and the Purchaser agree that for all purposes the transactions contemplated by this Agreement are a sale by the Seller Insurer Party of all of its interest in the Transferred Assets to the Purchaser for the Purchase Price. The Sellers and the Purchaser agree not to take any position inconsistent with these positions for United States federal income tax purposes. The Sellers and the Purchaser agree that the Purchase Price payable by the Purchaser to the Seller Insurer Party pursuant to this Agreement shall be allocated in accordance with Section 1060 of the Code and the Treasury Regulations related thereto. Within 90 days of the date hereof, the Sellers and the Purchaser shall mutually agree as to the allocation of the Purchase Price among the Transferred Assets in accordance with Section 1060 of the Code and the Treasury Regulations related thereto. The Sellers and the Purchaser further agree that the Purchaser shall be solely responsible for the United States foreign insurers excise tax pursuant to Section 4371 of the Code relating to the transactions contemplated by the Retrocession Agreement.

      Section 10.13 Further Assurances.

      (a) On and after the date hereof, the Sellers (as reasonably requested from time to time by the Purchaser) shall take all reasonably appropriate action and execute any additional documents, instruments or conveyances of any kind (not containing additional representations and warranties) which may be reasonably necessary to carry out any of the provisions of this Agreement or of the Related Documents.

      (b) On and after the date hereof, the Purchaser (as reasonably requested from time to time by the Sellers) shall take all reasonably appropriate action and execute any additional documents, instruments or conveyances of any kind (not containing additional representations and warranties) which may be reasonably necessary to carry out any of the provisions of this Agreement or of the Related Documents.

      IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement as of the date and year first above written.

                                        HARTFORD FIRE INSURANCE COMPANY

                                        By: /s/ Raymond J. Sprague
                                            ------------------------------------
                                            Name:  Raymond J. Sprague
                                            Title: Executive Vice President


                                        HARTRE COMPANY, L.L.C.

                                        By: /s/ Raymond J. Sprague
                                            ------------------------------------
                                            Name:  Raymond J. Sprague
                                            Title: President


                                        HARTFORD FINANCIAL SERVICES GROUP INC.
                                        (with regards to the obligations in
                                        Section 5.1 and the provisions of
                                        Article X only)

                                        By: /s/ Hans Miller
                                            ------------------------------------
                                            Name:  Hans Miller
                                            Title: Senior Vice President


                                        ENDURANCE REINSURANCE CORPORATION OF
                                        AMERICA

                                        By: /s/ Steven W. Carlsen
                                            ------------------------------------
                                            Name:  Steven W. Carlsen
                                            Title: President


                                        ENDURANCE SPECIALTY HOLDINGS LTD.
                                        (with regards to the obligations in
                                        Section 7.2 and the provisions of
                                        Article X only)

                                        By: /s/ John V. Del Col
                                            ------------------------------------
                                            Name:  John V. Del Col
                                            Title: General Counsel & Secretary